Results of Shareholder Meeting (Unaudited)

On January 21, 2016, and February 2, 2016, the Funds held Special Combined Meetings of Shareholders to approve a number of proposals, listed below.  All of the proposals were approved.

Proposal 1:  To approve the investment advisory agreement between Hatteras Funds, LLC and the Trust, on behalf of the Hatteras Alpha Hedged Strategies Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
   22,430,429         15,023                    11,104

Proposal 2:  To approve the investment advisory agreement between Hatteras Funds, LLC and the Trust, on behalf of the Hatteras Alternative Multi-Manager Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
   3,232,722         6,988                           18,079

Proposal 3:  To approve the investment advisory agreement between Hatteras Funds, LLC and the Trust, on behalf of the Hatteras Long/Short Debt Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    9,872,828         40,376                    214,726

Proposal 4:  To approve the investment advisory agreement between Hatteras Funds, LLC and the Trust, on behalf of the Hatteras Long/Short Equity Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    2,649,108              0                            358,626

Proposal 5:  To approve the investment advisory agreement between Hatteras Funds, LLC and the Trust, on behalf of the Hatteras Managed Futures Strategies Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    48,498           0                               0

Proposal 6 To approve the investment advisory agreement between Hatteras Funds, LLC and the Trust, on behalf of the Hatteras Market Neutral Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
   1,000                 0                       0

Proposal 7:  To approve the investment advisory agreement between Hatteras Funds, LLC and the Trust, on behalf of the Hatteras Event Driven Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
   9,679,184          0                      0

Proposal 8:  To provide voting instructions from the Hatteras Alpha Hedged Strategies Fund and the Hatteras Alternative Multi-Manager Fund regarding the Underlying Fund Proposal to approve the investment advisory agreement between Hatteras Funds, LLC and the Trust, on behalf of the Hatteras Market Neutral Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    22,427,843         14,193                    14,520

Proposal 9:  To provide voting instructions from the Hatteras Alpha Hedged Strategies Fund and the Hatteras Alternative Multi-Manager Fund regarding the Underlying Fund Proposal to approve the investment advisory agreement between Hatteras Funds, LLC and the Trust, on behalf of the Hatteras Event Driven Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
    22,426,166         14,557                    15,833

Proposal 10:  To approve the investment advisory agreement between Hatteras Funds, LLC and the Trust, on behalf of the Hatteras Disciplined Opportunity Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
   2,889,416         0                           0

Proposal 11: To approve the investment sub-advisory agreement between Hatteras Funds, LLC and Acertus Capital Management, LLC, on behalf of the Hatteras Disciplined Opportunity Fund;
Shares    Shares    Shares
Voted For   Voted Against   Abstained
   2,889,416          0                     0